Exhibit 10.4

FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED

2014 OMNIBUS INCENTIVE PLAN

The Board of Directors (the “Board”) of Freshpet, Inc., a Delaware corporations (together with its successors by operation of law, the “Company”), previously adopted the Second Amended and Restated 2014 Omnibus Incentive Plan (the “Plan”), which is hereby amended as set forth below (the “Amendment”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

RECITALS

WHEREAS, Section 6.4(e) of the Plan does not allow Non-Qualified Stock Options that are Transferred to a Family Member to be subsequently transferred other than by will or by the laws of descent and distribution; and

WHEREAS, the Board wishes to allow Non-Qualified Options that are Transferred to a Family Member to be subsequently Transferred to another Family Member.

NOW THEREFORE, pursuant to ARTICLE XII of the Plan, the Board hereby amends the Plan as set forth below, effective as of November 3, 2020 (the “Amendment Effective Date”).

AMENDMENTS

1.     Section 6.4(e) of the Plan is hereby amended and restated in its entirety as follows:

Non-Transferability of Options. No Stock Option shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Section is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. A Non-Qualified Stock Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred other than (x) by will or by the laws of descent and distribution or (y) to another Family Member, and (ii) shall remain subject to the terms of the Plan and the applicable Award Agreement. Any shares of Common Stock acquired upon the exercise of a Non-Qualified Stock Option by a permissible transferee of a Non-Qualified Stock Option or a permissible transferee pursuant to a Transfer after the exercise of the Non-Qualified Stock Option shall be subject to the terms of the Plan and the applicable Award Agreement.

2.     Except as set specifically amended above, the Plan will remain in full force and effect.